Exhibit 15

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated May 7, 2015, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, is incorporated by reference on Forms S-8 (Nos. 333-136645, 333-148763, 333-151843 and 333-188591) and Form S-3 (No. 333-185342). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas

May 7, 2015